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                                                      EXHIBIT 10(B)(17)

                               AMENDMENT NO. 21

                                    TO THE

                              UPS RETIREMENT PLAN

                   (As Amended and Restated January 1, 1976)


          WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

          WHEREAS, the UPS Retirement Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

          WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No.20, effective as of January 1, 1995; and

          WHEREAS, it is desired to amend the Plan further to provide retiree medical benefits to participants who by operation of federal statute or regulation cease to be eligible for their current job classification due to the attainment of a specified age.

          NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows, effective June 1, 1996:


          1. The first two paragraphs of Section 12.2(d) are amended in their entirety to read as follows:

          "Retired Participant" is defined for purposes of this Article XII (except as otherwise provided in the following paragraph),as an individual who (i) was a Participant who was actively working as an Employee until his or her Early, Normal or Postponed Retirement Date,
          (ii) in the case of a Participant who first became an Employee on or after January 1, 1989, had at least 10 Years of Service and at least one Year of Service as a Participant in this Plan, and (iii) retired from employment as an Employee and was thereupon immediately eligible to receive an Early or Normal Retirement Benefit hereunder. In addition, a Participant who attained his or her Early Retirement Date (with, in the case of a Participant who first became an Employee on or after January 1, 1989, at least 10 Years of Service at least one of which was as a Participant in this Plan) and then dies while still employed as an Employee shall be considered a "Retired Participant" whose Covered Dependents are eligible to receive Medical Benefits in accordance with this Article.
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          No Participant shall be considered to be eligible to receive retirement benefits provided under the Plan if he or she is still employed by an Employer Company. No deferred vested Participant who terminated employment with an Employer Company prior to retirement, and no individual who first became an Employee on or after January 1, 1989 and who retired with less than 10 Years of Service with an Employer Company or less than One Year of Service as a Participant in this Plan shall be eligible to receive Medical Benefits under this
          Article XII. A Participant's retirement from active employment as an Employee at or after his or her Early or Normal Retirement Date, with the immediate right to receive a Retirement or Disability Benefit hereunder, or the death of a Participant following attainment of his or her Early Retirement Date while still actively employed as an Employee (with, in each case, the additional requirement that a Participant who first became an Employee on or after January 1, 1989 must have completed at least 10 Years of Service with an Employer Company, at least one of which was as a Participant in this Plan), are conditions to eligibility for Medical Benefits under this Article
          XII. Notwithstanding the foregoing, an individual who terminates employment as a result of ceasing to be eligible for his or her current job classification as the result of the application of a federal statutory or regulatory age limitation shall be eligible for Medical Benefits under this Article XII immediately upon termination of employment, provided, such individual has at least One Year of Service as a Participant in this Plan.


     IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors, has caused this Amendment No. 21 to be executed this 10th day of June 1996.

ATTEST:                             UNITED PARCEL SERVICE OF
                                    AMERICA, INC.


/S/ JOSEPH R. MODEROW               /S/ KENT C. NELSON
---------------------               ----------------------
Secretary                               Chairman

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